UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2012 (August 31, 2012)

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	1-12762	62-1543819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300 Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

(901) 682-6600

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement

On August 31, 2012, Mid-America Apartments, L.P. (the “Operating Partnership”) entered into a Note Purchase Agreement (the “Agreement”) to sell (i) $18,000,000 3.15% Senior Guaranteed Notes, Series A, due November 30, 2017 (the “Series A Notes”), (ii) $20,000,000 3.61% Senior Guaranteed Notes, Series B, due November 30, 2019 (the “Series B Notes”), (iii) $117,000,000 4.17% Senior Guaranteed Notes, Series C, due November 30, 2022 (the “Series C Notes”), and (iv) $20,000,000 4.33% Senior Guaranteed Notes, Series D, due November 30, 2024 (the “Series D Notes,” and collectively with the Series A Notes, the Series B Notes, and the Series C Notes, the “Notes”) in a private placement. Mid-America Apartment Communities, Inc. (“MAA”) is the sole general partner of the Operating Partnership. The issuance and sale of the Notes will occur in three separate closings: $62,000,000 of Notes closed on August 31, 2012, $59,000,000 of Notes will close on September 28, 2012, and the remaining $54,000,000 of Notes will close on November 30, 2012.

The Series A Notes have a five-year term and an interest rate of 3.15%. The Series B Notes have a seven-year term and an interest rate of 3.61%. The Series C Notes have a ten-year term and an interest rate of 4.17%. The Series D Notes have a twelve-year term and an interest rate of 4.33%. All of the Notes are unsecured obligations of the Operating Partnership and are fully and unconditionally guaranteed by MAA.

The Notes were issued pursuant to the Agreement, by and among the Operating Partnership, MAA and the purchasers of the Notes party thereto. Subject to the terms of the Agreement and the Notes, upon certain events of default, including, but not limited to, (i) a default in the payment of any principal, Make-Whole Amount, as discussed below, or interest under the Notes, and (ii) a default in the payment of certain other indebtedness of the Operating Partnership or MAA or of their subsidiaries, the principal and accrued but unpaid interest and the Make-Whole Amount on the outstanding Notes will become due and payable at the option of the holders.

The Operating Partnership may prepay at any time all, or from time to time any part of, the Notes, in the amount not less than ten percent (10%) of the Notes then outstanding at (ii) one hundred percent (100%) of the principal amount so prepaid, together with accrued interest, and (ii) the “Make-Whole Amount” as defined in the Agreement. The Make-Whole Amount is equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the Notes being prepaid over the amount of such Notes.

The Agreement contains customary covenants, including, but not limited to, restrictions on:

·	mergers, consolidations and sale of assets;
·	declaration of dividends; and
·	transactions with affiliates.

In addition, the Agreement requires MAA and the Operating Partnership to comply with certain financial covenants, including, but not limited to, restrictions on:

·	the maximum aggregate debt of MAA, the Operating Partnership and their subsidiaries;
·	the maximum aggregate secured debt of MAA, the Operating Partnership and their subsidiaries;
·	the minimum interest coverage based upon a ratio of the Consolidated Income Available for Debt Service to the Annual Debt Service Charge, both as defined in the Agreement;
·	the minimum unsecured debt based on a ratio of Total Unencumbered Assets to Unsecured Indebtedness, both as defined in the Agreement;
·	the minimum unsecured debt yield based on Net Operating Income generated by Total Unencumbered Assets, both as defined in the Agreement;
·	the minimum Consolidated Net Worth, as defined in the Agreement; and
·	the minimum portion of Total Assets and Total Encumbered Assets, both as defined in the Agreement, owned by MAA and the Operating Partnership, without giving effect to any such assets owned by their subsidiaries.

These covenants, which are described more fully in the Agreement, to which reference is made for a complete statement of the covenants, are subject to certain exceptions.

The descriptions in this Form 8-K of the Notes and the Agreement are not intended to be complete descriptions of those documents, and the descriptions are qualified in their entirety by the full text of the documents, which are attached as exhibits to, and incorporated as reference in, this Form 8-K.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2012, the Company entered into the Note Purchase Agreement, the terms and conditions of which are described in Item 1.01 of this Form 8-K, which by this reference is incorporated herein. The issuance and sale of the Notes will occur in three separate closings: $62,000,000 of Notes closed on August 31, 2012, $59,000,000 of Notes will close on September 28, 2012, and the remaining $54,000,000 of Notes will close on November 30, 2012.

Item 8.01.         Other Events.

On September 4, 2012, the Company issued a press release announcing the sale of the Notes, a copy of which is furnished as Exhibit 99.1 hereto. The information in this Item 8.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 10.1 is being filed, and Exhibit 99.1 is being furnished, with this Form 8-K.

Exhibit No.	Description
10.1	Note Purchase Agreement, dated as of August 31, 2012, among Mid-America Apartments, L.P., Mid-America Apartment Communities, Inc. and the purchasers of the notes party thereto (including the forms of the 3.15% Senior Guaranteed Notes, Series A, due November 30, 2017, the 3.61% Senior Guaranteed Notes, Series B, due November 30, 2019, the 4.17% Senior Guaranteed Notes, Series C, due November 30, 2022, and the 4.33% Senior Guaranteed Notes, Series D, due November 30, 2024).

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: September 4, 2012	By:	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President, Chief Financial Officer,
Treasurer and Director of Financial Reporting
(Principal Financial and Accounting Officer)